                                                                   EXHIBIT 10.11


                               Omnibus Agreement

     This Omnibus Agreement ("Agreement") is made and entered into as of this 29th day of August, 2000, by and among Catalytica, Inc. ("Catalytica"), Catalytica Combustion Systems, Inc. ("CCSI"), Sundance Assets, L.P. ("Sundance") and Enron North America Corp. ("ENA").

                                   Recitals

     A. Catalytica, CCSI and Sundance (successor to Enron Ventures Corp.) are parties to a Series B Stock Purchase Agreement dated as of December 9, 1997 (the "Stock Purchase Agreement") pursuant to which Enron Ventures Corp. purchased shares of Series B Preferred Stock of CCSI, which shares were transferred to Sundance. Sundance has certain rights to purchase additional shares of capital stock of CCSI in the future.

     B. In connection with Catalytica's merger agreement with DSM, N.V., and Synotex Company, Inc. (the "Catalytica/DSM Merger Agreement"), CCSI is contemplating a transaction pursuant to which Catalytica would contribute not less than $30 million cash to CCSI and receive additional shares of CCSI Common Stock and immediately thereafter distribute to the Stockholders of Catalytica all of the outstanding shares of Common Stock of CCSI held by Catalytica (such contribution and distribution being together herein referred to as the "Spin-Off").

     C. ENA and CCSI have executed an Option Repurchase Agreement dated as of December 15, 1999 (the "Option Repurchase Agreement") and ENA has repurchased the Option (as defined in the Option Repurchase Agreement) from CCSI pursuant to a letter agreement dated May 7, 2000.

     D. Subject to the terms and conditions of this Agreement, Catalytica, CCSI, Sundance and ENA have entered into this Agreement to, among other things, make certain modifications to the Stock Purchase Agreement, enter into certain agreements with respect to the Option Repurchase Agreement, obtain Sundance's consent to Catalytica's transfer of the CCSI stock in the Spin-Off as required by Section 2.2 of the Stockholder's Agreement dated as of January 14, 1988, by and among Catalytica, CCSI and Enron Ventures Corp. (the predecessor of Sundance), and obtain CCSI's consent to the Amendment No. 1 to Xonon Technology Implementation Agreement attached hereto as Exhibit B (which Agreement as so amended is referred to herein as the "XTIA") between ENA, General Electric Corp. ("GE") and Westdeutsche Landesbank Girozentrale, New York Branch.

     The Parties Agree As Follows:

1.   Recapitalization.

     Catalytica and CCSI will take all action necessary to approve, adopt and file with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation substantially in the form attached as an exhibit to the registration statement filed in connection with the Spin-Off and hereto as Exhibit A (the "Restated Certificate") in order to in each case effective concurrently with the Spin-Off (i) effect a "two-for-one" split in the Company's Common Stock, (ii) increase the authorized shares of capital stock, and (iii) remove the rights, preferences and privileges of the Company's preferred stock. . Catalytica and CCSI will, to the extent contemplated by the Catalytica/DSM Merger Agreement, continue to pursue the Spin-Off, file the related registration statement(s) with the SEC and, subject to the conditions precedent set forth in the Catalytica/DSM Merger Agreement in effect as of the date hereof, complete the Spin-Off. Sundance agrees to the recapitalization to be reflected in the Restated Certificate and agrees to take, and to cause any of its affiliates to whom its CCSI Preferred Stock (or CCSI Common Stock acquired on the conversion thereof) has been transferred prior to the Spin-Off to take, any and all actions reasonably necessary or appropriate to carry out the intent of this section, including the execution and delivery of any and all stockholder resolutions necessary to approve and adopt the Restated Certificate effective concurrently with the Spin-Off. Sundance and ENA also hereby consent to the merger between, or other combination of, CCSI and Catalytica Advanced Technologies, Inc. as contemplated by the Catalytica/DSM Merger Agreement, effective concurrently with the Spin-Off.

2.   Conversion of Preferred Stock.

     Sundance agrees to convert, and to cause any of its affiliates to whom its CCSI Preferred Stock (or CCSI Common Stock acquired on the conversion thereof) has been transferred prior to the Spin-Off to convert, all the shares of CCSI Class B Preferred Stock held by Sundance as of the date of this Agreement and acquired thereafter to CCSI Common Stock effective concurrently with the Spin-Off as permitted by Article IV, 5(a) of CCSI's Amended and Restated Certificate of Incorporation in effect as of the execution date of this Agreement (the "Existing Charter"). Catalytica agrees to convert all the shares of CCSI Class A Preferred Stock held by Catalytica on or acquired by it after the execution date of this Agreement to CCSI Common Stock immediately prior to the Spin-Off as permitted by
     Article IV, 5(a) of the Existing Charter.

3.   Consent to Transfer.

     Sundance hereby consents to the transfer of shares of Common Stock of CCSI pursuant to the Spin-Off.

4.   Amendment of Option.

     Subject to the terms and conditions of this Agreement, as an alternative to exercising the option set forth at Section 11 of the Stock Purchase Agreement by means of a cash payment, the parties hereto agree that the option also may be exercised in whole at any time on or after the 10th trading day for CCSI Common Stock subsequent to the completion of the Spin-Off by giving written notice to CCSI of Sundance's election to make a "cashless" exercise. Upon receipt of such notice, CCSI shall issue to Sundance a number of shares of CCSI Common Stock computed using the following formula:

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                                  X = Y(A-B)
                                      ------
                                          A

     Where   X =  the number of shares of CCSI Common Stock to be issued to
                  Sundance;

             Y =  535,715, as adjusted pursuant to the Stock Purchase Agreement;

             A = the average of the closing sales prices for the CCSI Common Stock on the Nasdaq Market, or if the Common Stock is not then traded on the Nasdaq Market, on such other national securities exchange on which the CCSI Common Stock is then traded, for the ten (10) consecutive trading days immediately prior to the date such notice of exercise is given by Sundance; and

             B = the exercise price of the option specified in Section 11 of the Stock Purchase Agreement (as adjusted to the date of exercise pursuant to the provisions of such Section 11).

5. Price of New Securities, Right of First Refusal. The sale of New Securities (as defined in the Stock Purchase Agreement) by CCSI to Catalytica in connection with its proposed cash contribution to CCSI in the Spin-Off shall be subject to Section 8 of the Stock Purchase Agreement, and Catalytica shall comply with all of its obligations under Section 8 in connection therewith, including the giving of the notice required by
     Section 8.2, provided that, in the event a "when-issued" trading market for the CCSI Common Stock develops prior to the Spin-Off, the price at which the CCSI Common Stock shall be sold to Catalytica shall be equal to the average closing "when-issued" trading price for CCSI Common Stock for the 10 or fewer "when-issued" trading days preceding the sale of such New Securities to Catalytica and in the event such price can be determined by such "when-issued" trading price, Sundance hereby waives and terminates its right of first refusal set forth at Section 8 of the Stock Purchase Agreement with respect to the sale of CCSI Common Stock to Catalytica in conection with the Spin-Off.

6.   Modification of Registration Rights.

     6.1 The provisions of Section 7 of the Stock Purchase Agreement are amended as provided below:

     (A) Section 7.2(c) shall be amended and restated in its entirety to provide as follows:

          (c) Notwithstanding the foregoing, (i) the Company shall not be obligated to file a registration statement relating to a Demand Registration under this Section 7.2 if counsel to the Company renders an opinion to the effect that registration under the Securities Act is not required for the proposed transfer of Registrable Securities, (ii) the Company shall not be required to effect more than two registrations pursuant to this Section 7.2, (iii) Investor shall not request, and the Company shall not be required to file any registration statement pursuant to this Section 7.2 prior to the completion of the Spin-Off (as that term is defined in that certain Omnibus Agreement among the Company,

     Catalytica, Sundance Assets, L.P. and Enron North America Corp. dated as of August 29, 2000 (the "Omnibus Agreement")) and (iv) the Company shall not be required to file a registration statement relating to a Demand Registration under this Section 7.2 if the amount of Registrable Securities to be sold pursuant to such registration is less than $7,500,000 in market value at the time the request for such registration is made to the Company. In addition, the Company may defer the filing of a registration statement relating to a Demand Registration if (1) the Company has filed, or is about to file, a registration statement relating to the offering of or (2) has undertaken or is about to undertake without a registration statement the offering of (including, without limitation, a so-called private investment in public equity securities or "PIPES" offering and an offering pursuant to Rule 144A under the Securities Act ("Rule 144")) any of the Company's securities (a "Company Offering"), and the managing underwriter (or placement agent, initial purchaser or other entity serving in a similar capacity) of the Company Offering in its sole discretion is of the opinion that the filing of a registration statement with respect to such Demand Registration could be expected to adversely affect the Company Offering, including, without limitation, the price at which the securities to be offered in the Company Offering may be sold; provided, that the Company
                                                  --------
     shall use reasonable efforts to file its proposed registration statement, if applicable, and to commence and complete the Company Offering in a diligent manner and, in any event, the Company shall not defer the filing of a registration statement relating to the Demand Registration for more than 120 days from the completion of the Company Offering. Furthermore, the Company may defer the filing of a registration statement relating to a Demand Registration for up to 120 days after the request for registration is made if the Board determines in good faith that such registration would adversely affect or otherwise interfere with a proposed or pending transaction by the Company, including, without limitation, a material financing or a corporate reorganization, or during any period of time in which the Company is in possession of material inside information concerning the Company or its securities, which information the Company determines in good faith is not ripe for disclosure. The Company shall not be required to undergo or pay for any special audit to effect any registration statement under this Section 7.2, and if such a special audit would be required in order to file or effect a registration statement hereunder, the Company shall be entitled to delay the filing or effectiveness of such registration statement until a reasonable period of time following the completion of the next audit scheduled in the ordinary course of the Company's activities; provided, that the Company shall not be
                                         --------
     entitled to further defer the filing or effectiveness of such registration statement if the Investor agrees in writing to pay for the cost of any such special audit.

     (B)  Section 7.2 shall be amended by adding the following as paragraph (g):

          (g) If a Demand Registration is in the form of an underwritten offering, the Company shall (i) enter into an underwriting agreement in form and substance customary for an underwritten offering of this type,
     (ii) use its reasonable best efforts to cause one or more accounting firms to provide to the underwriters one or more "comfort letters" customary for an underwritten offering of this type, (iii) use its reasonable best efforts to cause one or more legal counsel to provide the underwriters one or more legal opinions customary for an underwritten offering of this type,
     (vi) use its reasonable best efforts to
     cause its officers to sign and deliver to the underwriters one or more officers' or secretary's certificates customary for an underwritten offering of this type and (v) cause its executive officers to participate in "road show" presentations customary for an underwritten offering of this type.

     (C) Section 7.3(b) is hereby amended by and restated in its entirety to provide as follows:

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
     notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to this Section 7.3. In such event the right of the Investor to registration pursuant to this Section 7.3 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of the Registrable Securities to be included in such registration and underwriting. In the event of such a limitation by the managing underwriter, the Company shall so advise all holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders thereof, including the Investor, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all such holders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but (subject to Section 7.6 hereof) shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

     (D) Section 7.6 shall be amended to and restated in its entirety to read as follows:

     7.6  "Market Stand-Off" Agreement.  For so long as the Investor holds
           ---------------------------
     Registrable Securities equal to or greater than five percent (5%) of the Total Voting Power of the Company (as defined in Section 11), the Investor hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities during the 90-day period following the effective date of any registration statement filed on behalf of the Company with the Securities and Exchange Commission; provided, however, that the foregoing provision shall not prohibit the sale, transfer or other disposition of Registrable Securities or other securities of the Company (i) from the Investor to an Affiliated Entity, or from an Affiliated Entity to another Affiliated Entity, if the transferee thereof agrees in writing with the Company's underwriter representative to be subject to the provisions of this Section 7.6; or (ii) from the Investor or from an

     Affiliated Transferee to whom Registrable Securities have been transferred in accordance with this Section 7.6, to an entity in which the Investor or an Affiliated Entity has an equity interest in one or more cash-settled hedging or other risk management transactions (a "Permitted Hedge Transaction"), provided that, with respect to this clause (ii), Investor or Affiliated Transferee, as the case may be ("Transaction Party"), represents to the Company's underwriter representative in an agreement that (a) the Transaction Party shall not enter into a Permitted Hedge Transaction unless such entity ("Transaction Counterparty") and its members have first undertaken in writing to the Transaction Party not to effect any other transactions in shares of Common Stock of the Company, or options or warrants to purchase shares of Common Stock of the Company, or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, prior to the expiration of the lockup period then applicable to Transaction Party under such agreement,
     (b) the Transaction Counterparty shall not waive, amend, modify or terminate the undertaking referred to in (a) above by the Transaction Counterparty without the Company's underwriter representative's prior written consent, (c) the Transaction Party will not make any public filing or other public disclosure as a result of or in respect of any Permitted Hedge Transaction, except that the Transaction Party or any Affiliated Entity may make such public filings as may be required pursuant to law, regulation or judicial or administrative order, including the requirements of the Securities Exchange Act of 1934, as amended, and rules and regulations of the Securities and Exchange Commission adopted thereunder, which filings shall include a footnote describing the Permitted Hedge Transaction as a cash settled risk management transaction.

     6.2 Catalytica and CCSI hereby agree that the limitations upon Sundance's right to dispose of its CCSI Common Stock imposed by Section 7.6 of the Stock Purchase Agreement (as amended hereby) shall not apply by virtue of the filing or effectiveness of any registration statement filed with the Securities and Exchange Commission on behalf of CCSI in connection with the Spin-Off.

7.   Board Representation and Voting Agreement.

     The provisions of Section 9 of the Stock Purchase Agreement are amended and restated in their entirety as follows:

     9.1  Board Representation Prior to Spin-Off.  Prior to the date of the
          --------------------------------------
     Spin-Off and for so long as Investor shall hold fifty percent (50%) or more of the Series B Preferred (or such securities issued upon the conversion thereof) outstanding on the date of this Agreement, Investor shall have the right to designate a nominee for election to the Company's Board of Directors and the Compensation Committee of the Company's Board of Directors reasonably satisfactory to the Company.

     9.2  Board Representation After Spin-Off.  Subsequent to the Spin-Off, so
          -----------------------------------
     long as Investor shall beneficially own at least five percent (5%) of the total outstanding Voting Stock of the Company (as defined in Section 13), the Company shall include in its proxy statement, as a "nominee" recommended by the Company's Board of Directors or management to stockholders for election as a director at each annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders following the Spin-Off, one person designated by the Investor who is reasonably satisfactory to the Company.

     9.3  Vacancy.  In the event that any designee nominated and elected as
          -------
     provided in Section 9.1 or 9.2 shall cease to serve as a director for any reason during the period that either such Section is in effect, the vacancy resulting thereby shall be filled by a designee of the Investor reasonably acceptable to the Company.

8.   Investor's Option to Purchase Additional Shares.

     Without limiting Section 2 of this Agreement, the provisions of Section 11 of the Preferred Stock Purchase Agreement are amended and restated in their entirety as follows:

     Option to Purchase.  Investor may purchase after the Closing 535,715 shares
     ------------------
     of Series B Preferred (or Common Stock, if such Series B Preferred has been otherwise automatically converted pursuant to the Restated Certificate) provided such amount purchased would not increase its ownership of the Company, as calculated on a fully diluted basis, to 19.9% (or to 20% if the Company no longer files a consolidated tax return with Catalytica or if the Company upon its own initiative sells New Securities and as a result of such sale or sales cannot file a consolidated tax return) of the Company's total outstanding capital stock on the date of the purchase at a price per share of $26.88 (as adjusted on the same terms as the Conversion Price); provided however, Investor's right to purchase such shares shall terminate at 5:00 p.m., California time on January 14, 2001. If prior to the Spin-Off, the Company issues shares of stock (except pursuant to exercise of options granted under CCSI's employee stock option plans) which become outstanding to employees, officers, directors or consultants of the Company, then Investor may purchase additional shares of stock to increase its ownership percentage to the foregoing percentages upon the same terms as the option to purchase 535,715 shares of Series B Preferred described in this Section 11. Any such purchase shall be treated as a purchase for purposes of this Agreement, and the Series B Preferred shares so acquired shall be purchased under an amendment to this Agreement entered into between the Company and the Investor in which the representations and warranties of the Company set forth in this Agreement and its Exhibits may be revised to reflect any changes to the representations and warranties occurring after the Closing.

9. SEC Compliance; Approval Right Regarding Description of Enron Relationships. Prior to the Spin-Off, Catalytica will cause CCSI to, and after the Spin-Off CCSI will, comply with the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations of the SEC adopted thereunder (the "1933 Act Regulations") in connection with the Spin-Off. Catalytica will cause CCSI to, and CCSI will, (i) deliver to Sundance and ENA drafts of the SEC registration and information statement(s) relating to the Spin-Off (collectively, the "Information Statement") and each amendment or supplement thereto at least 24 hours prior to the filing there with the SEC, (ii) not file with the SEC or distribute to any potential distributee of shares of Common Stock any Information Statement, any other report, document, registration statement or prospectus to be filed with the SEC under the 1933 Act, the 1933 Act Regulation, the Securities Exchange Act of 1934 (the "1934 Act") or the rules and regulations of the SEC adopted under the 1934 Act (the "1934 Regulations"), or any amendment or supplement to any of the foregoing, which contains a description of any relationship, contract arrangement, understanding or intention involving Sundance, ENA or any affiliate of Sundance or ENA to which Sundance or ENA reasonably object on the basis that such description is not an accurate description of any relationship, contract, arrangement, understanding, or intention involving any of such entities or that such description would result in the Information Statement or other report, document, registration statement or prospectus, as amended or supplemented, containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein not misleading and (iii) not file as an exhibit to the Information Statement or other report, document, registration statement or prospectus any agreement as to which either Sundance or ENA or any of their affiliates is a party and as to which either Sundance or ENA reasonably objects to the filing thereof on the basis that the filing of such exhibit is not required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations; provided, however, that if either Sundance or ENA reasonably objects to the filing of an agreement pursuant to clause (iii) above to which CCSI is a party, then CCSI shall be permitted to file the agreement as an exhibit to the Information Statement or other report, document, registration statement or prospectus if CCSI provides to Sundance or ENA a copy of correspondence of counsel from a nationally recognized law firm setting forth advice that the filing of such agreement as an exhibit to the Registration Statement is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

10. Amendment of Definition of Affiliated Entity. The definition of Affiliated Entity in Section 13.1(g) of the Stock Purchase Agreement is hereby amended to add the words "directly or indirectly" prior to the word "holds" where it currently appears.

11. Assignability of Rights of Sundance. Notwithstanding any provision to the contrary in the Stock Purchase Agreement, the rights of Sundance pursuant to the Stock Purchase Agreement and the rights of Sundance and ENA pursuant to this Agreement may be assigned in whole, but not in part, to an Affiliated Entity (as defined in the Stock Purchase Agreement after giving effect to Section 10 above), or to a purchaser of Shares pursuant to a sale, transfer or other disposition of Shares to an unaffiliated third party, and upon any such assignment (i) by Sundance, the assignee of such rights shall be provided the full benefit of such rights as if it was the "Investor" under the Stock Purchase Agreement or as if it was Sundance pursuant to this Agreement or (ii) by ENA, the assignee of such rights shall be provided the full benefit of such rights as if it was "ENA" under this Agreement, provided that in no event shall the number of Demand Registrations afforded Investor (as those terms are defined in the Stock Purchase Agreement) by Section 7 of the Stock Purchase Agreement exceed two or shall the number of nominees of Investor to be designated pursuant to
     Section 9 of the Stock Purchase Agreement be greater than one.

12. Termination of CCSI Right of First Refusal. The provisions of Section 12 of the Stock Purchase Agreement shall be terminated effective as of the execution date of this Agreement.

13. Transfer Restrictions. No other provision of the Stock Purchase Agreement shall be construed to prohibit the sale, transfer or other disposition of CCSI Securities permitted by Section 4.6(a) and (b) of the Stock Purchase Agreement. The requirement of Section 4.6(b) relating to notification of the Company of the proposed disposition and the furnishing of a detailed statement of the circumstances surrounding the proposed disposition shall not apply to transactions made pursuant to Rule 144. In addition, nothing in the Stock Purchase Agreement shall be construed to prohibit the sale, transfer or other disposition of CCSI Securities or the risk management transactions referred to in the proviso to Section 7.6 of the Stock Purchase Agreement added by Section 6.1(D) of this Agreement (whether or not occurring in connection with a registered offering), or the assignments permitted by Section 11 of this Agreement.

     In addition, and without limiting the generality of the foregoing, Section
     10.3 of the Stock Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

     10.3  Restrictions on Transfer of Voting Stock
           ----------------------------------------

     (a) The Investor (or any Affiliated Entity or Affiliated Transferee or other person to whom the Voting Stock of the Company has been sold or transferred as permitted by this Section) shall not, directly or indirectly, sell or transfer any Voting Stock of the Company except (i) to the Company or any person or group approved in writing by the Company; or
     (ii) to any Affiliated Transferee, so long as such Affiliated Transferee agrees to hold such Voting Stock subject to all the provisions of this Agreement, including this Section 10.3; or (iii) pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or rights through an underwriter or otherwise in such a manner as should not result in a sale or sales of beneficial ownership of Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect being transferred to a single person or group), or (iv) into the public market pursuant to SEC Rule 144 (including Section (k) of SEC Rule 144 or a successor rule) under the Securities Act (which shall be structured to distribute such shares or rights through an underwriter or otherwise in such a manner as should not result in a sale or sales of beneficial ownership of Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect being transferred to a single person or group); or (v) in transactions not otherwise described herein so long as such transactions do not, directly or indirectly, result, to the knowledge of Investor, in any single person or group owning or having the right to acquire Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect, and provided Investor shall not sell Voting Stock to any entity which is an existing customer (defined as an entity which has ordered a product from the Company), or a prospective customer (defined as an entity with which the Company has had bona fide discussions in the prior twelve (12) months regarding purchase of a product from the Company), or a competitor of the Company without the written consent of the Company; or (vi) pursuant to a bona fide pledge of such Voting Stock to an institutional lender to secure a loan, guarantee or other financial support, provided that such lender agrees to hold such Voting Stock subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged Voting Stock shall be subject to the limitations of this Section 10.3; or (vii) in the event of a merger or consolidation in which the holders of Voting Stock of the Company prior to the merger or consolidation cease to hold at least 51% of the Voting Stock of the surviving entity, or pursuant to a plan of liquidation of the Company; or (viii) to an Affiliated Entity, or from an Affiliated Entity to another Affiliated Entity; or (ix) subject to Section 7.6(ii) in the case of a sale, transfer or disposition in the 90 days following the effective date of any registration statement filed on behalf of the Company with the Securities and Exchange Commission, to an entity in which the Investor or an Affiliated Transferee or Affiliated Entity has an equity interest in one or more cash-settled hedging or other risk management transactions.

14. Amendment of Section 10.1 of Stock Purchase Agreement. Section 10.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

     10.1  Limitation on Ownership of Voting Stock of the Company.  Except as
           ------------------------------------------------------
     set forth in this Agreement, neither the Investor nor any Affiliated Entity collectively shall directly or indirectly acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock (as defined in Section 13), or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then owned by the Investor and any Affiliated Entity or which it has a right to acquire to an amount equal to 20% or more of the Total Voting Power of the Company (as defined in Section 13) at such time, provided that
     (a) the limitation of "20% or more" shall be changed to "25% or more" upon either the Spin-Off or after the Company has a fiscal year with pre-tax income and (b) the limitation shall not apply to the extent Investor is purchasing New Securities as permitted under Section 8 of this Agreement.

15.  Amendment of Section 13.2 of Stock Purchase Agreement.

     15.1 Section 13.2 of the Stock Purchase Agreement is hereby amended and restated in its entirety to provide as follows:

     13.2 Termination and Covenants. If not earlier terminated by specific terms
          -------------------------
          of such Sections, the provisions of Section 8 shall terminate on the earlier of (i) the effective date of a Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act covering securities of the Company, (ii) seven (7) years after the Closing Date or (iii) such time as Investor and any affiliate or subsidiary of Investor own in the aggregate less than five percent (5%) of the then outstanding Voting Stock of the Company and the provisions of Section 10 shall terminate seven (7) years after the Closing Date.

    15.2 The parties acknowledge and agree that the provisions of Section 5 of this Agreement shall apply in the event of any issuance of New Securities in connection with

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

         the Spin-Off, irrespective of the effective date of the registration statement filed in connection therewith.

16. Indemnification Agreement. Prior to the completion of the Spin-Off, CCSI shall enter into an indemnification agreement substantially in the form attached hereto as Exhibit C, and in definitive form and substance satisfactory to Sundance or ENA, that provides indemnification from CCSI, to the fullest extent permitted by the Delaware General Corporation Law, to any person who has been selected by Sundance to serve as a director of CCSI pursuant to the provisions of Section 9 of the Stock Purchase Agreement.

17.      Waiver of Exchange Right. Sundance hereby waives its rights under
         Section 1.2 of that certain Stockholders' Agreement dated as of January 14, 1988, among Catalytica, CCSI and Sundance (as successor in interest to Enron Ventures Corp.) arising as a result of the merger of Catalytica pursuant to the Catalytica/DSM Merger Agreement effective concurrently with the merger.

18. Effectiveness of Certain Agreements. The agreements of Sundance and ENA pursuant to Sections 1, 2, 3, 4, 5, 6, 7, 8 and 17 hereof are subject to and conditioned upon execution of the definitive agreement referred to in Section 16 above, and, in the case of Sections 3, 4, 5, 6, 7, 8 and 17, completion of the Spin-Off. In the event the Spin-Off is not consummated by December 31, 2000, all of such agreements in Sections 1, 2, 3, 4, 5, 6, 7, 8 and 17 shall be of no force and effect. All other agreements of the parties hereto shall be effective upon the execution date of this Agreement, unless expressly provided otherwise herein.

19. CCSI Consent. CCSI hereby consents to Amendment No. 1 to the Xonon Technology Implementation Agreement in the form attached to this Agreement as Exhibit B effective upon the execution date of this Agreement. In addition, CCSI agrees that in the event any credit right in respect of the purchase of Xonon-equipped GE turbines shall vest or inure in CCSI or any of its affiliates, CCSI shall assign such rights to any of the permitted assignees thereof described in Sections 4.5 and
         7.2 of the XTIA as directed by ENA, provided that CCSI and any of its affiliates waive any right to receive the amounts provided for in the last sentence of Section 1.2 of the Option Repurchase Agreement in respect of such assignment and neither ENA nor any assignee of the credits shall have any obligation to CCSI or its affiliates with respect to such assignment. CCSI and its affiliates further agree to take such steps as may be required to vest the benefit of any credits arising under Section 4.3 of the XTIA in the permitted assignees of such rights described in Sections 4.5 and 7.2 of the XTIA as directed by ENA.

20 Arbitration/Damages Limitation. Each of the parties hereto shall have the right to apply to a court to enjoin any breach of this agreement. Excepting the right of the parties to seek such relief, all claims and matters in question arising out of this Agreement or the relationship between the parties created by this Agreement, whether sounding in contract, tort or otherwise, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act. The arbitration shall be administered by the American Arbitration Association ("AAA"). There shall be three arbitrators. Sundance and ENA on the one hand and CCSI and Catalytica on the other shall each designate an arbitrator, who need not be neutral, within 30 days of receiving notification of the filing with the AAA of a demand for arbitration. The two arbitrators so designated shall elect a third arbitrator. If the parties fail to designate an arbitrator within the time specified or the selected arbitrators fail to designate a third arbitrator within 30 days of their appointments, the arbitrators so failed to be selected shall be appointed by the AAA. It is expressly agreed that the arbitrators shall have no authority to award punitive, consequential or exemplary damages, the parties hereby waiving their right, if any, to recover punitive, consequential or exemplary damages, either in arbitration or in litigation, in connection with any breach or default by the other party under this Agreement.

21. Miscellaneous. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed in Delaware by Delaware residents. This Agreement sets forth the entire agreement among the parties relating to the subject matter hereof and supercedes any and all prior and contemporaneous agreements, discussions and correspondence among the parties. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. The parties shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary or desirable to effect the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



Catalytica, Inc.                             Catalytica Combustion Systems, Inc.



By:                                          By:
   --------------------------------             --------------------------------
Name: Larry w. Briscoe                       Name: Larry W. Briscoe
     ------------------------------               ------------------------------
Title: Chief Financial Officer               Title: Chief Financial Officer
       ----------------------------                -----------------------------

Sundance Assets, L.P.                        Enron North America Corp.


By:  Ponderosa Assets, L.P.,
     Its General Partner                     By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
By:  Enron Ponderosa Management              Title:
     Holdings, Inc., its General Partner           -----------------------------

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

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